UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2016

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, our board of directors appointed Duane M. DeSisto as our President and Chief Executive Officer, effective January 5, 2016, and as a member of our board of directors effective upon his commencement of employment with us as our President and Chief Executive Officer. As a result of objections by Mr. DeSisto’s former employer, Insulet Corporation, that our employment of Mr. DeSisto would violate Insulet’s non-competition agreement with Mr. DeSisto, Mr. DeSisto did not commence employment with us and we withdrew our employment offer to Mr. DeSisto on January 10, 2016.

On January 10, 2016, our board of directors appointed Matthew J. Pfeffer as our Chief Executive Officer and as a member of our board of directors, effective immediately. Mr. Pfeffer will continue to serve as our Chief Financial Officer.

Mr. Pfeffer, age 58, has been our Corporate Vice President and Chief Financial Officer since April 2008. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as Chief Financial Officer of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named Chief Financial Officer in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at PricewaterhouseCoopers LLP (formerly Price Waterhouse). Mr. Pfeffer graduated from the University of California, Berkeley and is a Certified Public Accountant.

On January 12, 2016, our board of directors appointed Rose Alinaya as our principal accounting officer, effective immediately, replacing Mr. Pfeffer in that capacity.

Ms. Alinaya, age 54, has been our Vice President, Finance since March 2011 after serving as our Corporate Controller since June 2003 with responsibility for finance, accounting, tax, treasury, investor relations and risk management. Ms. Alinaya began her career at Deloitte & Touche LLP. Ms. Alinaya graduated from California State University, Northridge and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: January 14, 2016	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary